Exhibit 99.1

CHILEAN COBALT CORP. ANNOUNCES COMPLETION OF STRATEGIC EQUITY

INVESTMENT BY GLENCORE AND MADESAL

BERWYN, PA – (December 3, 2025) – Chilean Cobalt Corp. (OTCQB: COBA) (“Chilean Cobalt” or the “Company”) is pleased to announce it has closed a brokered private placement financing (the “Offering”) with a wholly-owned subsidiary of Glencore plc (LSE: GLEN) (together, with its subsidiaries, “Glencore”) and Madesal SpA (together, with its subsidiaries, “Madesal”), raising gross proceeds of USD $3,000,000. Under the Offering, the Company issued 6,000,000 common shares (“Common Shares”) at a price of $0.50 per share (the “Offering Price”). DA Davidson acted as lead agent and bookrunner.

The net proceeds from the Offering will be used for exploration fieldwork at La Cobaltera and El Cofre, to pursue additional district consolidation opportunities, advance ESG diligence and continuous improvement, and for general corporate and working capital purposes.

“We are delighted to welcome Glencore and Madesal as strategic investors in Chilean Cobalt. Their participation represents a strong endorsement of our assets and our vision to establish Chile as a key supplier of responsibly sourced cobalt, while also establishing Chilean Cobalt as a significant copper producer, in one of the world’s premier mining districts,” said Duncan T. Blount, Chairman and CEO of Chilean Cobalt. “Glencore brings deep global expertise in critical minerals markets, while Madesal’s extensive experience in construction and industrial activities across Chile is expected to add valuable on-the-ground capability as we advance our projects. This investment strengthens our ability to accelerate work at La Cobaltera and El Cofre and supports our broader district consolidation efforts.”

This press release does not constitute an offer or sale of, or the solicitation of an offer to buy, securities of the Company nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Chilean Cobalt Corp.

Chilean Cobalt Corp. is a US-based critical minerals exploration and development company focused on the La Cobaltera cobalt-copper project in northern Chile, one of the world’s few primary cobalt districts. Chilean Cobalt is committed to creating ecological and social value for all stakeholders; economic value for Chile and the Chilean communities in which it operates; and financial value for its shareholders.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results) and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as "may," "should," "expect," "anticipate," "believe," "estimate," "intend," "plan" and other similar expressions. Examples of forward-looking statements, include, among others, statements the Company makes regarding its ability to further consolidate the district through future acquisitions, to establish Chile as a key supplier of responsibly sourced cobalt, to leverage the expertise of Glencore and/or Madesal, to establish “Proven” or “Probable” Reserves, as defined by the SEC under Industry Guide 7, through the completion of a Definitive Feasibility Study for the minerals that the Company seeks to produce and to navigate the inherent risks of mining, exploration, development, and processing operations that may negatively impact the business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the Company. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Chilean Cobalt Corp.

Duncan T. Blount

Chairman & CEO

Duncan.Blount@chileancobaltcorp.com